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                                                                    EXHIBIT 5.10

KPMG

        KPMG LLP                                        Telephone (604) 691-3000
        CHARTERED ACCOUNTANTS                           Telefax   (604) 691-3031
        Box 10426, 777 Dunsmuir Street                  www.kpmg.ca
        Vancouver BC V7Y 1K3
        Canada



                              ACCOUNTANTS' CONSENT

The Board of Directors
ID Biomedical Corporation

We consent to the use of our report dated January 31, 2003, on the consolidated balance sheets of ID Biomedical Corporation as at December 31, 2002 and 2001, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2002, 2001 and 2000 incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP (SIGNED)

Chartered Accountants

Vancouver, Canada
October 1, 2003



[KPMG LOGO]    KPMG LLP, a Canadian owned limited liability
               partnership established under the laws of Ontario, is the Canadian member firm of KPMG International, a Swiss nonoperating association.